UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2008

ORGANIC TO GO FOOD CORPORATION
(Exact name of registrant as specified in charter)

Delaware	0-21061	58-2044990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

3317 Third Avenue South
Seattle, Washington 98134
(Address of Principal Executive Offices) (Zip Code)

(206) 838-4670
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

High Noon Acquisition

On May 29, 2008, Organic To Go Food Corporation (the “Company”) entered into and closed the transactions contemplated by that certain Agreement of Purchase and Sale of Assets, made as of May 29, 2008 (the “Agreement”), by and among High Noon Holdings, a Delaware limited liability company (“High Noon”), Balducci’s, LLC, a Delaware limited liability (“Balducci’s”), Organic To Go, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Organic”) and the Company, pursuant to which Organic purchased substantially all of the assets of High Noon, which owned and operated four cafés in the Washington D.C. metropolitan area (the “Acquisition”).

Under the terms of the Agreement, the total purchase price was approximately $3.75 million, consisting of approximately $3.5 million to be paid in cash at closing and $250,000 to be paid in 198,413 shares of the Company’s common stock, par value $0.001 (the “Common Stock”), due five (5) business days after closing.

Debt Financing

On June 1, 2008, the Company entered into a Note and Warrant Purchase Agreement (the “Note and Warrant Purchase Agreement”) with W.Health L.P. (the “Investor”), relating to the sale (the “Debt Financing”) of (i) a $5.0 million convertible promissory note, which is convertible into shares of Common Stock (the “Note”) and (ii) a warrant to purchase 625,000 shares of Common Stock (the “Warrant”). The Note and Warrant Purchase Agreement provides the Company the option to sell an additional $5.0 million in convertible promissory notes (together with the Note, collectively, the “Notes”) and warrants (together with the Warrant, collectively, the “Warrants”) to the Investor for a period of nine (9) months following the closing. The closing of the Debt Financing is subject to customary closing conditions.

In connection with the Debt Financing, upon closing the Company will enter into certain Registration Rights Agreements with the Investor (the “Registration Rights Agreements”), requiring the Company to file with the Securities and Exchange Commission (the “SEC”) an initial registration statement covering the resale of the shares of Common Stock issuable upon the conversion of any outstanding Notes within ninety (90) days following the conversion of such Notes and an initial registration statement covering the resale of the shares of Common Stock issuable upon the exercise of any outstanding Warrants within ninety (90) days following the exercise of such Warrants (collectively, the “Registration Statements”). In addition, the Company is required to use its best efforts to cause the Registration Statements to be declared effective by the SEC as soon as possible after they are filed.

The descriptions of the Agreement, the Note and Warrant Purchase Agreement, the Notes, the Warrants and the Registration Rights Agreements above do not purport to be complete and are qualified in their entirety by reference to the complete text of the forms of such agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

On June 2, 2008, the Company issued a press release announcing the Acquisition and the Debt Financing, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information contained in Item 1.01 under the heading entitled “High Noon Acquisition” is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Agreement of Purchase and Sale of Assets
10.2	Note and Warrant Purchase Agreement
10.3	Form of Note
10.4	Form of Warrant
10.5	Note Registration Rights Agreement
10.6	Warrant Registration Rights Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANIC TO GO FOOD CORPORATION

Date: June 3, 2008	By:	/s/ Jason Brown
Jason Brown
Chief Executive Officer

EXHIBIT INDEX

10.1	Agreement of Purchase and Sale of Assets
10.2	Note and Warrant Purchase Agreement
10.3	Form of Note
10.4	Form of Warrant
10.5	Note Registration Rights Agreement
10.6	Warrant Registration Rights Agreement
99.1	Press Release